Press Release	Source: Renovo Holdings

Renovo Holdings Announces North Florida Office
Monday September 13, 4:28 pm ET

WINTER PARK, Fla.--(BUSINESS WIRE)--Sept. 13, 2004--Renovo Holdings (OTCBB:RNVO - News) announced it has initiated the first step towards establishing a corporate presence in the regional area the Company expects to make its initial acquisitions, all in line with the company's overall corporate vision of acquiring individually owned commercial and residential restoration service companies.

Renovo recently signed a lease securing office space to be utilized as the Company's Northern Florida headquarters. The office is located in Panama City, which also happens to be the home city of the firm targeted as Renovo's first acquisition, as announced in previous press releases.

In focusing its initial expansion plans in the Northwestern part of Florida, as well as southern Alabama and Georgia, and the plan to retain the present ownership in continuing to operate each "branch", the Company believes it extremely important to have its corporate management team immediately available and accessible to readily support each new firm that is acquired.

Stephen W. Carnes, CEO of Renovo Holdings stated, "As the Company expands its operations through the acquisition of profitably managed and individually owned restoration companies, and looks to integrate each of these companies into one smoothly and efficiently operated entity, it will become increasingly important for us to remain in constant and direct contact with each individual branch's managers. By establishing our Northern Florida headquarters in Panama City, we position ourselves excellently for the implementation of our well planned corporate vision and strategy."

Mr. Carnes further stated, "As we finalize the first acquisition previously announced by the Company, and look to aggressively expand our territory of operation via additional acquisitions, it will become highly necessary to expand our corporate management team as well. Panama City is a beautiful city with a great deal to offer in the way of lifestyle, and thus presents itself as a great attraction to those individuals we will be seeking to join our executive team. So, this move not only positions us directly in the center of where we fully expect to make future acquisitions, it provides a wonderful beachhead in which to find and recruit the necessary talent to help propel Renovo Holdings forward in fulfilling its mission and recognizing the full potential of growth well within its reach."

About Renovo Holdings - Renovo Holdings is a publicly traded company on the Over-the-Counter Bulletin Board under the symbol RNVO. The Company is presently a development stage company that intends to capitalize upon the niche market opportunities within the commercial and residential restoration service markets. More information is available about Renovo Holdings at http://www.renovoholdings.com

For up to date corporate information about Renovo Holdings, contact Stephen W. Carnes at 407-435-3959. E-mail: info@renovoholdings.com

This press release contains certain "forward-looking" statements, as defined in the United States Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Statements, which are not historical facts, are forward-looking statements. The Company, through its management, makes forward-looking public statements concerning its expected future operations, performance and other developments. Such forward-looking statements are necessarily estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors, factors that could cause actual results to differ materially from those estimated by the Company. They include, but are not limited to, the Company's ability to execute its business strategy, the Company's ability to consummate and complete acquisitions, the Company's access to future capital, the successful integration of acquired companies, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors that may be identified from time to time in the Company's public announcements. The Company undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

Renovo Holdings, Winter Park

Stephen W. Carnes, 407/435-3959

E-mail: info@renovoholdings.com